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                                                                    Exhibit 10.3

                             TAX MATTERS AGREEMENT

                 THIS TAX MATTERS AGREEMENT is made as of March 22, 1995, by and among Dominick's Supermarkets, Inc., a Delaware corporation formerly known as DFF Holdings, Inc. ("HOLDINGS"), DFF Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("PURCHASER"), DFF Acquisition Sub Two, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("PURCHASER SUB" and, together with Holdings, and Purchaser, the "PURCHASER PARTIES"), Dodi L.L.C., a limited liability company organized under the laws of the State of Illinois ("DODI"), Dodi Family L.L.C., a limited liability company organized under the laws of the State of Illinois ("DFLLC"), Dodi Developments L.L.C., a limited liability company organized under the laws of the State of Illinois ("DDLLC"), Dodi, Inc., a Delaware corporation (the "COMPANY"), Dodi Developments, Inc., a Delaware corporation ("DDI"), Dodi Properties, Inc., a Delaware corporation ("DPI"), Dominick's Finer Foods, Inc., a Delaware corporation ("DOMINICK'S"), Dominick's Finer Foods, Inc. of Illinois, an Illinois corporation ("DOMINICK'S-ILLINOIS"), Dodi Hazelcrest, Inc., a Delaware corporation ("DODI HAZELCREST"), Kohl's of Bloomingdale, Inc., an Illinois corporation ("KOHL'S"), Jerry's Deep Discount Centers, Inc., an Illinois corporation ("JERRY'S"), and Save-It Discount Foods Corporation, an Illinois corporation ("SAVE-IT").

                                  INTRODUCTION

                 Prior to the date hereof, the Company was owned by Dodi, DFLLC and DDLLC (the "SHAREHOLDERS"). Pursuant to the Stock Purchase Agreement dated as of January 17, 1995 (as amended and supplemented by the Closing Agreement dated as of March 21, 1995, the "PURCHASE AGREEMENT"), the Purchaser Parties are, on the date hereof, acquiring, directly and indirectly, all of the outstanding shares of capital stock of the Company (the "STOCK PURCHASE TRANSACTION"). Immediately following the consummation of the Stock Purchase Transaction (a) Purchaser will merge with and into the Company, with the Company being the surviving corporation, and (b) Purchaser Sub will merge with and into Dominick's with Dominick's being the surviving corporation (the "MERGERS"). The parties to this Agreement desire to set forth their agreements in relation to responsibility for the preparation and filing of tax returns, responsibility for taxes, interest, and penalties that are or may be owed by or with respect to, or asserted against, the parties and their rights and obligations with respect to audits and proceedings that may affect the taxes, interest, and penalties that may be asserted against the parties.

                                   AGREEMENT

                 For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINED TERMS. Capitalized terms not defined elsewhere in this Agreement shall have the following meanings:

                 1.1 "ASSET TRANSFER AGREEMENT" shall mean that certain Asset Transfer Agreement entered into by and among DDLLC, the Company, Dominick's, DDI, DPI, Dodi,
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DFLLC, Dodi Broadway L.L.C., and Dodi Northfield L.L.C. pursuant to which the
Restructuring Transactions were consummated on the business day immediately preceding the date hereof.

                 1.2 "CLOSING DATE TAXES" shall mean all Taxes assessed against, incurred by or attributable to the Consolidated Group with respect to any transactions or events caused by any of the Purchaser Parties or the Consolidated Group which occur on the Closing Date, including, without limitation, all Stock Purchase Taxes.

                 1.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor revenue law of the United States of America.

                 1.4 "CONSOLIDATED GROUP" shall mean the affiliate group (as defined in Section 1504 of the Code) including the Company and the Subsidiaries, DDI and DPI.

                 1.5 "DISAFFILIATION DATE" shall mean the date of this Agreement.

                 1.6 "FEDERAL INCOME TAX" shall mean any tax imposed by Subtitle A of the Code and any interest and penalties related thereto.

                 1.7 "FINAL FULL PERIOD" shall mean the Period commencing October 30, 1993 and ending October 29, 1994.

                 1.8 "INCOME TAX" shall mean any Federal Income Tax and any State Income Tax.

                 1.9 "INCOME TAX BENEFIT" shall have the meaning set forth in Section 11 hereof.

                 1.10      "IRS" shall mean the United States Internal Revenue
Service.

                 1.11 "NEW PERIODS" shall mean Periods beginning after the Disaffiliation Date.

                 1.12 "OLD PERIODS" shall mean Periods ending on or before the Disaffiliation Date.

                 1.13 "OTHER TAX" shall mean all taxes, charges, tees, levies, interest, penalties, or other assessments imposed by any federal, state, or local taxing authority in the United States or any foreign taxing authority (including, but not limited to income, property, gross receipts, sales, use, service, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, severance, stamp, occupation, windfall, social security, or other taxes or charges of any kind whatsoever, and any interest or any penalties, additions to tax or additional amounts related thereto) other than any Federal Income Tax or any State Income Tax.





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                 1.14      "PERIOD" means the period of time under applicable
law for which a Tax is imposed.

                 1.15 "RESTRUCTURING TRANSACTIONS" shall mean the transactions defined as the restructuring Transactions in the Purchase Agreement.

                 1.16 "RETURN" shall mean any return, report, declaration, statement, or other document required to be filed with any applicable taxing authority for any Tax with respect to a Period or portion thereof.

                 1.17 "RESTRICTED STOCK" shall mean the 8,600 shares of Dominick's common stock not owned by the Company immediately prior to the consummation of the Stock Redemption.

                 1.18 "SAR" shall mean the stock appreciation rights relating to the common stock of Dominick's.

                 1.19 "SHORT PERIOD" shall mean the Period commencing October 30, 1994 and ending in the Disaffiliation Date.

                 1.20 "STATE INCOME TAX" shall mean any tax imposed by the Illinois Income Tax Act or the corresponding provisions of the laws of the State of Indiana and any interest and penalties related thereto.

                 1.21 "STOCK PURCHASE TAXES" shall mean any Taxes that are assessed against, incurred by or attributable to the Consolidated Group by reason of, or resulting from, the Stock Purchase Transaction, the Mergers, or any elections made by any of the Purchaser Parties or the Consolidated Group with respect therefor.

                 1.22 "STOCK REDEMPTION" shall mean the transactions defined as the Stock Redemption in the Purchase Agreement.

                 1.23 "STOCK REDEMPTION TAX BENEFIT" shall mean any Income Tax Benefit realized by the Company and/or the Subsidiaries as a result of the Stock Redemption, determined, however, as if each and every SAR and share of Restricted Stock is actually purchased, redeemed, or otherwise discharged and satisfied for a secured promissory note given by Dominick's on the business day immediately preceding the consummation of the Stock Purchase Transaction, and not exchanged by the holder thereof for any new stock appreciation right, share of restricted stock, option or other similar instrument or security of the Company, any Subsidiary or any of the Purchaser Parties or their affiliates.

                 1.24      "SUBSIDIARIES" shall mean Dominick's,
Dominick's-Illinois, Dodi Hazelcrest, Kohl's, Jerry's, and Save-It.

                 1.25 "TAX" shall mean any Federal Income Tax, State Income Tax, or Other Tax.





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                 1.26      "TRANSFER TRANSACTIONS TAXES" shall mean an amount
equal to (a) the additional Income Taxes that are assessed against, incurred by or attributable to the Company and Dominick's by reason of the inclusion in the Company's consolidated Federal Income Tax Return and combined State Income Tax Return for the Period including the Short Period of the taxable gain, if any, recognized as a result of the Restructuring Transactions, as determined under the provisions of Section 311 of the Code only and no other provisions of the Code, and as determined under the analogous provisions of the Illinois Income Tax Act only and no other provisions of the Illinois Income Tax Act, net of any Stock Redemption Tax Benefit, and (b) all Other Taxes assessed against or attributable to the Consolidated Group which are incurred by the Consolidated Group as a result of the Restructuring Transactions.

         2.      TERMINATION OF PRIOR TAX SHARING ARRANGEMENTS.

                 As of the Disaffiliation Date, all tax sharing agreements previously in effect among any two or more members of the Consolidated Group shall be terminated.

         3.      LIABILITY FOR TAXES.

                 3.1 DDI AND DPI. Except as otherwise provided herein, the Shareholders, jointly and severally, shall be liable for, and shall indemnify and hold the Consolidated Group harmless from and against any Tax assessed against or attributable to DDI and/or DPI or other loss or expense (including reasonable attorneys' and accountants' fees) incurred by the Consolidated Group resulting from or relating to any Tax attributable to DDI and/or DPI with respect to any Old Period (including, without limitation, any Tax resulting from any deferred intercompany transaction that has occurred in any such Old Period).

                 3.2 TRANSFER TRANSACTIONS TAXES. The shareholders, jointly and severally, shall be responsible for and shall indemnify and hold the Consolidated Group harmless from and against all Transfer Transactions Taxes.

                 3.3 PURCHASER PARTIES AND CONSOLIDATED GROUP. The Purchaser Parties and the Consolidated Group, jointly and severally, shall be responsible and liable for all Closing Date Taxes. The Purchaser Parties and the Consolidated Group, jointly and severally, shall indemnify and hold each of the Shareholders (and their successors and assigns) harmless from and against all Closing Date Taxes assessed against, incurred by or attributable to the Shareholders (or their successors and assigns).

                 3.4 INCOME TAX ALLOCATION. The allocable liability for Income Taxes for the Short Period shall be based upon the items of income, deduction, loss, and credit of DDI and DPI for the Short Period based upon a closing of the books on the Disaffiliation Date, with the benefit of any exempt amount, standard deduction, progressive rate, or other calculation for a full taxable year prorated based upon the number of days during the Short Period over 365. Income, deductions, and credits of DDI and DPI shall be allocated between the Short Period and any New Period in a manner consistent with the methods used by the Consolidated Group in prior Periods. If the portion of any item of income, deduction, or credit attributable to DDI or DPI and to be reported on an Income Tax Return as attributable to the Short Period, and the





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portion to be included in Income Tax Returns as attributable to New Periods cannot be clearly determined from the accounting records, the item of income, deduction, or credit shall be allocated pursuant to United States Treasury Regulations Section 1.1502-76(b) relating to consolidated returns.

                 3.5 OTHER ALLOCATION. For purposes of computing the actual liability for Other Taxes imposed with respect to transactions other than the Restructuring Transactions, such Other Taxes shall be deemed to relate to the day on which the transaction resulting in such Other Taxes takes place. Except as otherwise provided herein with respect to the Restructuring Transactions, the actual liability for all Other Taxes for the Short Period shall be prorated based upon the number of days in the Short Period over 365; provided, however, that to the extent that the proration or allocation of any such Other Taxes is expressly provided for under the terms of the Asset Transfer Agreement, such Other Taxes shall be prorated or allocated in accordance with the terms of the Asset Transfer Agreement, anything herein to the contrary notwithstanding.

                 3.6 NATURE OF INDEMNIFICATION PAYMENTS. Amounts paid for indemnification under this Agreement shall be adjustments to the purchase price for the shares of stock purchased by the Purchaser Parties pursuant to the Purchase Agreement.

                 3.7 EFFECT OF INDEMNIFICATION PAYMENTS UNDER PURCHASE AGREEMENT. Anything herein to the contrary notwithstanding, no party hereto shall be obligated to make any indemnification payment hereunder to the extent that the party claiming such indemnification (or its affiliates) has received an indemnification payment under the Purchase Agreement in respect of the Taxes for which indemnification hereunder is being sought.

         4.      FEDERAL AND STATE INCOME TAX RETURNS AND PAYMENTS.

                 4.1 Preparation of Returns. Subject to the terms and conditions set forth below, the income, deductions and credits attributable to DDI and DPI for the Final Full Period shall be included in the consolidated Federal Income Tax Return and the combined State Income Tax Return of the Consolidated Group for the fiscal year ended October 29, 1994, and the income, deductions, and credits attributable to DDI and DPI for the Short Period (including any deferred income taken into income by the Company under United States Treasury Regulations Section 1.1502-13 and Section 1.1502-14 and any excess loss accounts taken into income under former United States Treasury Regulation Section 1.1502-19) shall be included in the consolidated Federal Income Tax Return and combined State Income Tax Return of the Consolidated Group for the fiscal year which includes the Short Period. Such income, deductions and credits attributable to DDI and DPI shall be determined from hypothetical Income Tax Returns prepared by the Shareholders and delivered to the Company on or before May 15, 1995, in the case of income, deductions and credits attributable to DDI and DPI for the Final Full Period, and on or before January 15, 1996, in the case of income, deductions and credits attributable to DDI and DPI for the Short Period; provided, however, that the Company shall have the right to review such hypothetical Income Tax Returns (and all related workpapers) prior to their incorporation into the relevant consolidated Federal Income Tax Returns and combined State Income Tax Returns, and shall notify the Shareholders of any disagreement with the information reported in any such hypothetical Income Tax Returns, whereupon the Company and the Shareholders shall use their





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best efforts promptly to resolve any such disagreement; and further provided, however, that in the event the Shareholders provide the Company with a legal opinion from a nationally recognized law firm stating that there is substantial authority in support of the information and return positions reflected in such hypothetical Income Tax Returns, such information and return positions shall be incorporated in the Company's consolidated Federal Income Tax Returns and Combined State Income Tax Returns. The hypothetical Income Tax Returns including the income, deductions and credits attributable to DDI and DPI shall be prepared (a) in the same manner and using the same principles and procedures as have been used by DDI and DPI in prior years during which they were members of the Consolidated Group, and (b) utilizing proper accounting rules for the preparation of Income Tax Returns, as though DDI and DPI were filing such Returns separate and apart from the Consolidated Group.


                 4.2       FINAL FULL PERIOD TAXES.  On or before
July 15, 1995:

                           (a) DDLLC shall pay to the Company the amount, if any, by which (i) the total amount of Income Taxes that would be due if the hypothetical Income Tax Returns prepared by the Shareholders for the Final Full Period in accordance with Section 4.1 hereof were filed separately on or before July 15, 1995, exceeds (ii) the total amount of all previous payments made by or on behalf of or attributable to DDI and/or DPI, as the case may be, with respect to Income Taxes for the Final Full period.

                           (b) The Company shall pay DDLLC the amount, if any, by which (i) the total amount of all previous payments made by or on behalf of or attributable to DDI and/or DPI, as the case may be, with respect to Income Taxes for the Final Full Period, exceeds (ii) the total amount of Income Taxes that would be due if the hypothetical Income Tax Returns prepared by the Shareholders for the Final Full Period in accordance with Section 4.1 hereof were filed separately on or before July 15, 1995.

                           (c) In the case where the hypothetical Income Tax Returns prepared by the Shareholders for the Final Full Period in accordance with Section 4.1 hereof show a net loss, the Company shall pay to DDLLC an amount equal to the sum of (i) the Income Tax Benefit realized by the Consolidated Group attributable to such net loss, plus
         (ii) the total amount of all previous payments made by or on behalf of or attributable to DDI and/or DPI, as the case may be, with respect to Income Taxes for the Final Full Period.

                           (d) The Company shall have the responsibility for timely filing of the Consolidated Federal Income Tax Return and combined State Income Tax Return for the Consolidated Group for the Final Full Period and the timely remittance of all Income Taxes due with respect to the income, deductions and credits of the Consolidated Group during the Final Full Period.

                 4.3 SHORT PERIOD TAXES. On or before the date on which such Tax is due to be paid by the Consolidated Group:





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                           (a)    DDLLC shall pay the Company the amount, if
         any, by which (i) the total amount of Income Taxes (other than any Closing Date Taxes) that would be due if the hypothetical Income Tax Returns prepared by the Shareholders for the Short Period in accordance with Section 4.1 hereof were filed separately on or before the date when it is due, exceed (ii) the total amount of all previous payments made by or on behalf of or attributable to DDI and/or DPI, as the case may be, with respect to Income Taxes for the Short Period.

                           (b) The Company shall pay DDLLC the amount, if any, by which (i) the total amount of all previous payments made by or on behalf of or attributable to DDI and/or DPI, as the case may be, with respect to Income Taxes for the Short Period, exceeds (ii) the total amount of Income Taxes (other than any Closing Date Taxes) hat would be due if the hypothetical Income Tax Returns prepared by it for the Short Period in accordance with Section 4.1 hereof were filed separately on or before the late when it is due.

                           (c) In the case where the hypothetical Income Tax Returns prepared by the Shareholders for the Short Period in accordance with Section 4.1 hereof show a net loss, the Company shall pay to DDLLC an amount equal to the sum of (i) the Income Tax Benefit realized by the Consolidated Group attributable to such net loss, plus
         (ii) the total amount of all previous payments made by or on behalf of or attributable to DDI and/or DPI, as the case may be, with respect to Income Taxes for the Short Period.

                           (d) The Company shall have the responsibility for timely filing of the consolidated Federal Income Tax Return and combined State Income Tax Return for the Consolidated Group for the Short Period and the timely remittance of all Income Taxes due with respect to the income, deductions and credits of the Consolidated Group during the Short Period.

                 4.4 RESTRUCTURING TRANSACTIONS; STOCK REDEMPTION AND TRANSFER TRANSACTION TAXES. Subject to the terms and conditions set forth below, the income, deductions, and credits of the Consolidated Group attributable to the Restructuring Transactions and the income, deductions and credits of the Consolidated Group attributable to the Stock Redemption shall be included in the consolidated Federal Income Tax Return and the combined State Income Tax Return of the Consolidated Group for the Period including the Short Period. On or before the date on which such Tax is due to be paid by the Company, the Shareholders shall pay to the Company an amount equal to the Transfer Transactions Taxes less the total amount of any previous payments made by or attributable to the Shareholders with respect to the Transfer Transactions Taxes. The amount of the Transfer Transactions Taxes shall be determined from hypothetical Income Tax Returns of the Company, DDI, DPI and Dominick's, prepared by the Shareholders and delivered to the Company on or before January 15, 1996 and the information and return positions reflected in such hypothetical Income Tax Returns shall be incorporated by the Company in its consolidated Federal Income Tax Return and combined State Income Tax Return, subject to the penultimate sentence of this Section 4.4. Such hypothetical Income Tax Returns shall be prepared (a) as if the only transactions and the only income, deductions and credits of the Company, DDL, DPI and Dominick's for the Period were





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attributable to the Restructuring Transactions and the Stock Redemption
(without giving effect to any other transaction), and (b) otherwise utilizing proper accounting rules for the preparation of Income Tax Returns; provided, however, that such hypothetical Income Tax Returns shall not include any Closing Date Taxes. The Company shall have the right to review such hypothetical Income Tax Returns (and all related workpapers) prior to their incorporation into the relevant consolidated Federal Income Tax Returns and combined State Income Tax Returns, and shall notify the Shareholders of any disagreement with the information reported in any such hypothetical Income Tax Returns, whereupon the Company and the Shareholders shall use their best efforts promptly to resolve any such disagreement; provided, however, that in the event the Shareholders provide the Company with a legal opinion from a nationally recognized law firm stating that there is substantial authority in support of the information and return positions reflected in such hypothetical Income Tax Returns, such information and return positions shall be incorporated into the Company's consolidated Federal Income Tax Returns and combined State Income Tax Returns. The Company shall have the responsibility for timely remittance of all Income Taxes (including any Transfer Transactions Taxes and Closing Date Taxes) due with respect to the income, deductions and credits of the Consolidated Group attributable to the Restructuring Transactions, the Stock Redemption and the Stock Purchase Transaction.

         5.      OTHER TAX RETURNS.

                 5.1 DDI AND DPI RETURNS. With respect to Other Taxes attributable to DDI and DPI, the Shareholders shall prepare and deliver to DDI and DPI for filing the Returns required to be filed for the Final Full Period and the Period including the Short Period. The Company shall have the right to review any such returns (and all related workpapers) prepared by the Shareholders prior to filing such returns, and shall notify the Shareholders of any disagreement with the information reported in any such returns, whereupon the Company and the Shareholders shall use their best efforts promptly to resolve any such disagreement; provided, however, that in the event that the Shareholders provide the Company with a legal opinion from a nationally recognized law firm stating that there is substantial authority in support of the information and return positions reflected in such Returns, such information and return positions shall remain as reported in the Returns prepared by the Shareholders hereunder. The Shareholders shall pay to the Company, and the Company shall be responsible for the timely remittance of, all Other Taxes required by law to be paid by DDI and DPI for the Final Full Period or the Short Period. At the time the Returns contemplated by this Section 5.1 are delivered to DDI and DPI, the Shareholders shall pay to the Company the amount of the Other Taxes attributable to DDI and DPI for the Final Full Period and the Short Period to the extent such Other Taxes exceed the aggregate of the estimated payments previously made by or on behalf of or attributable to DDI and/or DPI, as the case may be, for such Periods. To the extent that the aggregate of the estimated payments previously made by or on behalf of or attributable to DDI and/or DPI for the Final Full Period or the Short Period exceeds the liability for Other Taxes for any such Period, the Shareholders shall be entitled to seek or require DDI and/or DPI to seek, a refund thereof, and the Consolidated Group shall cooperate therewith as reasonably requested by the Shareholders.

                 5.2 COMPANY RETURNS. With respect Other Taxes attributable to the Company and/or the Subsidiaries, the Company and the Subsidiaries shall prepare and file the





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Returns or the Final Full Period and the Period including the Short Period.
Except as otherwise provided in Section 5.3 hereof, the Company and the Subsidiaries shall be liable for and shall indemnify and hold the Shareholders harmless against Other Taxes attributable to the Company and/or the Subsidiaries for the Final Full Period and the Short Period.

                 5.3 RESTRUCTURING TRANSACTIONS; STOCK REDEMPTION. With respect to Other Taxes attributable to the Restructuring Transactions, the Shareholders shall prepare and deliver to the Company for filing the Returns required to be filed by the Consolidated Group or any member thereof as a result of the Restructuring Transactions. The Company shall have the right to review any such Returns (and all related workpapers) prepared by the Shareholders prior to filing such Returns, and shall notify the Shareholders of any disagreement with the information reported in any such Returns, whereupon the Company and the Shareholders shall use their best efforts promptly to resolve any such disagreement; provided, however, that in the event that the Shareholders provide the Company with a legal opinion from a nationally recognized law firm stating that there is substantial authority in support of the information and return positions reflected in such Returns, such information and return positions shall remain as reported in the Returns prepared by the Shareholders hereunder. The Shareholders shall pay to the Company, and the Company shall be responsible for the timely remittance of, all Other Taxes required by law to be paid by the Consolidated Group with respect to the Restructuring Transactions.

         6.      INCOME TAX AUDITS AND PROCEEDINGS.

                 6.1 NOTICES. The Company shall promptly notify the Shareholders of the commencement of any audit by either the IRS and/or any state taxing authority, as the case may be, of the Income Tax Returns of the Consolidated Group for any Old Period, if the audit could result in an adjustment that may affect (a) any item of income, deduction or credit of DDI or DPI for that Period or the Tax with respect thereto, or (b) any item of income, deduction or credit of the Consolidated Group attributable to the Restructuring Transactions or the Stock Redemption or Taxes with respect thereto, or (c) any other item of income, deduction, or credit of the Consolidated Group for any Old Period. The Shareholders shall, upon receipt of knowledge thereof, promptly notify the Company of any indication that an adjustment may be made or proposed in a consolidated Federal Income Tax Return and/or combined State Income Tax Return of the Consolidated Group for any Old Period or that might affect the consolidated and/or combined taxable income, deductions or credits of the Consolidated Group for any Old Period. Such required notices shall contain Information (to the extent known to the party giving such notice) describing the pending or threatened audit or assessment and the potential Tax liability.

                 6.2 CONTEST. If the Shareholders make a written request to the Company to contest my proposed adjustment to either a consolidated Federal Income Tax Return and/or combined State Income Tax Return of the Consolidated Group for any Old Period that may affect the taxable income or loss of DDI or DPI for that Period, and if, in the opinion of counsel to the Shareholders, there exists a meritorious basis for contesting the adjustment, the Consolidated Group shall contest or settle the proposed adjustment at the direction and at the expense of the Shareholders. Notwithstanding the requirements of the preceding sentence, if the proposed adjustment relates to an item of income, deduction or credit of DDI and/or DPI





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substantially similar to an item of income, deduction or credit of the Company or the Subsidiaries for which the IRS and/or state taxing authority, as the case may be, has proposed an adjustment, and if the Company and the Subsidiaries are not able to settle or contest such item separately, the Company shall have the right to settle or contest such items, and the Shareholders shall be bound by the decision so long as the ultimate settlement of such items is on substantially the same basis for the Company and the Subsidiaries and DDI and/or DPI, taking into account, separately for the Company and the Subsidiaries and DDI and/or DPI as to those items, the amounts of the settlements and the proposed deficiencies.

                 6.3 RESTRUCTURING TRANSACTIONS; STOCK REDEMPTION. If the Shareholders make a written request to the Company to contest any proposed adjustment to either a consolidated Federal Income Tax Return and/or combined State Income Tax Return of the Consolidated Group that may affect the income, deductions or credits attributable to the Restructuring Transactions or the Stock Redemption or Taxes with respect thereto, or any other adjustment hat could result in the assessment of a Tax deficiency against the Consolidated Group exceeding $50,000 with respect to any Old Period, and if, in the opinion of counsel to the Shareholders, there exists a meritorious basis for contesting the adjustment, the Consolidated Group shall contest or settle the proposed adjustment at the direction and at the expense of the Shareholders.

                 6.4 CONTROL OF CONTEST. The Shareholders shall have the right to participate in, and agree to cooperate with the Consolidated Group in, any administrative or judicial proceedings in contesting a proposed adjustment to either a consolidated Federal Income Tax Return or combined State Income Tax Return of the Consolidated Group as contemplated by Section 6.2 or 6.3 hereof, including joining with the Consolidated Group as a party in executing such pleadings and other documents as the Consolidated Group may reasonably request from time to time. The Shareholders shall have the right to select the initial court in which to contest a proposed adjustment as contemplated by Section 6.2 or 6.3 hereof that relates solely to the income, deductions and credits of DDI and/or DPI or that relates solely to the income, deductions and credits attributable to the Restructuring Transactions and/or the Stock Redemption. If the payment of any Tax is required in order to file any such judicial proceeding, the payment shall be made by the party or parties that would ultimately pay or be responsible for the Tax deficiency under this Agreement if the court rendered a judgment in favor of the IRS or state taxing authority, as the case may be. At the direction of the Shareholders, and at the expense of the Shareholders, the Consolidated Group shall appeal any adverse judicial determination with respect to an adjustment the contest or settlement of which is directed by the Shareholders in accordance with Section 6.2 or 6.3 hereof, unless no appeal lies from the decision.

                 6.5 SETTLEMENT OF CONTEST. Except as specifically permitted by this Agreement, the Consolidated Group shall not effect any compromise or settlement or take or fail to take any other action that would affect the taxable income or loss of DDI and/or DPI for any Old Period or the income, deductions and credits attributable to the Restructuring Transactions or the Stock Redemption or the income, deductions and credits of the Consolidated Group for any Old Period, or the Income Tax with respect thereto, or extend the period for assessment and collection of Income Taxes relating to DDI and/or DPI or the income, deductions and credits attributable to the Restructuring Transactions and/or the Stock Redemption or the income, deductions and credits of the Consolidated Group for any Old Period, without either (a) the written consent of the Shareholders, or (b) paying the increase in Federal Income Taxes and/or State Income Taxes, as the case may be, pertaining thereto, when due without any resort for Purchaser, the Company, DDI, DPI or the Subsidiaries to reimbursement or indemnity therefor from the Shareholders under this Agreement or otherwise.

         7.      OTHER AUDITS AND PROCEEDINGS.

                 7.1 NOTICES. The Consolidated Group shall, upon receipt of knowledge thereof, (a) promptly notify the Shareholders of any indication that an adjustment may be made or proposed in a Tax Return of DDI and/or DPI that could affect the liability of DDI and/or DPI for Other Taxes for any Old Period, (b) promptly notify the Shareholders of any indication that an adjustment may be made or proposed in a Tax Return of any member of the Consolidated Group that could affect the liability of any member of the Consolidated Group for Other Taxes attributable to the Restructuring Transactions or the Stock Redemption, and (c) promptly notify the Shareholders of any indication that an adjustment may be made or proposed in a Tax Return of any member of the Consolidated Group that could affect the liability of the Consolidated Group for Other Taxes for any Old Period.

                 7.2 CONTEST. If the Shareholders make a written request to the Company to contest any proposed adjustment to a Tax Return for any Old Period that may affect the liability of DDI and/or DPI for Other Taxes for that Period, and if, in the opinion of counsel to the Shareholders, there exists a meritorious basis for contesting the adjustment, the Company shall cause DDI and DPI to contest or settle the proposed adjustment at the direction and at the expense of the Shareholders.

                 7.3 RESTRUCTURING TRANSACTIONS; STOCK REDEMPTION. If the Shareholders make a written request to the Company to contest any proposed adjustment to a Tax Return of any member of the Consolidated Group that may affect the liability of any member of the Consolidated Group for Other Taxes attributable to the Restructuring Transactions or the Stock Redemption or any other adjustment that may result in the assessment of additional Other Taxes exceeding $50,000, and if, in the opinion of counsel to the Shareholders, there exists a meritorious basis for contesting the adjustment, the Consolidated Group shall contest or settle the proposed adjustment at the direction and at the expense of the Shareholders.

                 7.4 CONTROL OF CONTEST. The Shareholders shall have the right to participate in, and agree to cooperate with the Consolidated Group in any administrative or judicial proceedings in contesting a proposed adjustment to a Tax Return of DDI and/or DPI as contemplated by Section 7.2 or 7.3 hereof, including joining with the Consolidated Group as a party in executing such pleadings and other documents as the Company may reasonably request from time to time. At the direction of the Shareholders, and at the expense of the Shareholders, the Consolidated Group shall appeal any adverse determination with respect to an adjustment the contest or settlement of which is directed by the Shareholders in accordance with Section 7.2 or 7.3 hereof, unless no appeal lies from the decision.

                 7.5 SETTLEMENT OF CONTEST. No member of the Consolidated Group shall effect any compromise or settlement or take or fail to take any other action that would increase the liability of DDI and/or DPI for Other Taxes for any Period or the income, deductions and credits attributable to the Restructuring Transactions or the Stock Redemption or the liability of the Consolidated Group for Other Taxes for any Old Period, or extend the period for assessment and collection of such Taxes without either (i) the written consent of the Shareholders, or (ii) paying the resulting increase in such Taxes without any resort for the Purchaser Parties or the Consolidated Group to reimbursement or indemnity therefor from the Shareholders under this Agreement or otherwise.

         8.      REFUNDS.

                 If as a result of any adjustment to a Return arising out of an audit for any Old Period or any settlement thereof made in accordance with this Agreement or any overpayment of Taxes, the Consolidated Group receives a refund of Taxes, the Consolidated Group shall: (a) remit such refund to the Shareholders, as and when such refund is received, to the extent that such refund relates to an adjustment to items of income, deduction or credit of DDI and/or DPI; (b) remit such refund to the Shareholders as and when such refund is received, to the extent that such refund relates to adjustments to items of income, deduction or credit attributable to the Restructuring Transactions or the Stock Redemption or the Tax (other than any Closing Date Taxes which are the responsibility of the Purchaser Parties and the Consolidated Group hereunder) attributable to the Restructuring Transactions or the Stock Redemption; or (c) remit such refund to the Shareholders as and when such refund is received, to the extent that any other adjustment to items of income, deduction or credit of the Consolidated Group for any Old Period is one in respect of which any of the Purchaser Parties or the Consolidated Group would be entitled to indemnification under Section 11.2 of the Purchase Agreement notwithstanding the provisions of Section 11.7 of the Purchase Agreement. Interest on any refund shall be payable by crediting a pro rata portion of the amount of interest received from the taxing authority with respect to such refund

         9.      DEFICIENCIES.

                 9.1 DDI AND DPI ITEMS. If as a result of any adjustment to any Income Tax Return arising out of an audit for any Old Period or any other formal action agreed to by any member of the Consolidated Group in accordance with this Agreement, a taxing authority disallows any deduction attributable to DDI and/or DPI taken on such Return, DDLLC shall remit to the Company an amount equal to any interest and penalties payable to the taxing authority with respect thereto and the net loss of Income Tax Benefit to the Consolidated Group by reason of the disallowance of such deduction as and when the Income Tax Benefit associated with such deduction is lost by the Consolidated Group.

                 9.2 RESTRUCTURING TRANSACTIONS; STOCK REDEMPTION. If as a result of any adjustment to any Return arising out of an audit for any Old Period or any other formal action agreed to by any member of the Consolidated Group in accordance with this Agreement, a taxing authority disallows any deduction or increases the amount of any income attributable to the Restructuring Transactions or Stock Redemption taken or reported on an Income Tax Return for any Old Period, the Shareholders shall pay the Company the net loss of Income Tax Benefits to the Consolidated Group by reason of the disallowance of such deduction as and when the Income Tax Benefits associated with such deduction are lost by the Consolidated Group. If and to the extent that any such disallowed deduction may be taken by the Consolidated Group in any subsequent Period, the Company shall remit to DDLLC an amount equal to the Income Tax Benefits to the Consolidated Group by reason of such deduction as and when such Income Tax Benefits are received by the Consolidated Group, but only to the extent of the payments made by the Shareholders to the Company as a consequence of the adjustment to the Return for the Period including the Short Period. If the Consolidated Group has a net operating loss in the subsequent Period in which such previously disallowed deduction is taken, then the Consolidated Group shall, to the extent permitted under the applicable provisions of the Code, carryback such loss to prior Periods and seek all appropriate refunds.

                 9.3 OTHER ADJUSTMENTS. If as a result of any other adjustment to any Return arising out of an audit for any Old Period or any other formal action agreed to by the Consolidated Group in accordance with this Agreement, a taxing authority disallows any deduction attributable to the Consolidated Group taken on an Income Tax Return for any Old Period or the Period including the Short Period, the Company shall remit to the Shareholders an amount equal to the Income Tax Benefits to the Consolidated Group by reason of such deduction if taken in a subsequent Period as and when such Income Tax Benefits are received by the Consolidated Group, but only to the extent of any indemnification payment which is paid by the Shareholders under Section 11.2 of the Purchase Agreement as a direct or indirect consequence of the adjustment to the Return for the Old Period.

         10.     INCOME TAX BENEFITS.

                 10.1 DEFINITION. As used in this Agreement, the term "Income Tax Benefit" shall mean any deductions, losses or credits or any decrease in income, gains or recapture of credits for the benefitting entity (or group of entities).

                 10.2 WHEN REALIZED. An Income Tax Benefit shall be deemed to have been realized for purposes of this Agreement (a) at the time any refund of Income Taxes is received, (b) at the time any refund of Income Taxes is applied against other Taxes due (which, in the case of refunds so applied in the course of an audit or other proceeding, shall be the date on which the audit or other proceeding is finalized), or (c) at the time a liability for Income Taxes is otherwise reduced (which shall be 2 1/2 months after the close of the taxable year in which such liability for Income Taxes arose).

                 10.3 COMPUTATION OF AMOUNT. The amount of an Income Tax Benefit realized in any taxable period by an entity (or group of entities) with respect to a particular Income Tax Benefit item shall be equal to the excess of
(a) the Tax liability of such entity (or group) for such taxable period, computed without regard to such Income Tax Benefit item, over (b) the actual Tax liability of such entity (or group) for such taxable period. The computation of the amounts in clauses (a) and (b) shall take into account the alternative minimum tax (and any credits with respect thereto).

                 10.4 SUBSEQUENT CHANGES. Appropriate payments shall be made between the parties to take account of subsequent changes in or detriments (e.g., Income Taxes payable with respect to the receipt of refunds or interest thereon) associated with an Income Tax Benefit.

         11.     COOPERATION.

                 The parties shall cooperate fully with each other in all matters relating to Taxes and in the determination of amounts payable under this Agreement. The Consolidated Group shall reimburse the Shareholders for the reasonable out-of-pocket expenses that they incur in providing any assistance to the Consolidated Group in the filing of any Return or any audit thereof or the determination of any Tax for which the Consolidated Group is responsible under this Agreement, and the Shareholders shall reimburse the Consolidated Group for the reasonable out-of-pocket expenses incurred in providing any assistance to the Shareholders in the filing of any return or any audit thereof or the determination of any Tax for which the Shareholders are responsible under this Agreement. In addition, the Shareholders shall reimburse the Consolidated Group for the reasonable out-of-pocket expenses that they incur in preparing and filing Returns that are required to be filed solely by reason of the Restructuring Transactions or the Stock Redemption and in connection with any audit thereof or the determination of any Tax attributable to the Restructuring Transactions or the Stock Redemption, except to the extent that such audit or determination of Tax relates to any Closing Date Taxes or Stock Purchase Taxes. In the case of disagreement as to the course of action to be pursued in dealing with taxing authorities (including, without limitation, matters with respect to preparation and filing of Returns, conduct of audits and proceedings in courts), except as otherwise expressly provided in this Agreement, the decision of the party (the Consolidated Group, on the one hand, or the Shareholders, on the other hand) that will economically benefit from or be burdened by, the decision (or the party with the greatest benefit or burden) shall control, but the controlling party shall indemnify the other party from and against losses, damages and expenses incurred by the indemnified party in pursuance of such course of action in excess of the losses, damages and expenses which would have been incurred by the indemnified party had the course of action proposed by the indemnified party been pursued. Any party involved in any formal or informal action or proceeding relating to Tax matters which affects the other party shall promptly give such other party written notice thereof and keep such other party fully and timely informed of developments.

         12.     MISCELLANEOUS PROVISIONS.

                 12.1 LIMITATION PERIOD. Notwithstanding any other provision of this Agreement or the Purchase Agreement, no payment shall be required to be made under this Agreement unless a written claim for such payment, along with information and documentation reasonably necessary to support such claim, is delivered to the party requested to make such payment prior to the expiration of the applicable Tax statute of limitations with respect to the Period to which such claim relates, as such limitation period may be extended from time to time in accordance with this Agreement.

                 12.2 NOTICES. All notices, consents, requests, instructions, approvals, and other communications provided for herein and in all legal process in regard hereto shall be validly given, made or served if given in writing and delivered personally, sent by facsimile transmission or sent by registered or certified mail, return receipt requested, with postage prepaid, as follows:

         If to the Purchasing              c/o Dominick's Finer Foods, Inc.
         Parties or the                    333 Northwest Avenue
         Consolidated Group to:            Northfield, Illinois 60164
                                           Attention:  General Counsel
                                           Facsimile No. 708-409-3979

         with a copy to:                   The Yucaipa Companies
                                           10000 Santa Monica Boulevard
                                           Fifth Floor
                                           Los Angeles, California 90067
                                           Attention:  Mark A. Resnik, Esq.
                                           Facsimile No. 310-789-7201

         and a copy to:                    Latham & Watkins
                                           633 West Fifth Street, Suite 4000
                                           Los Angeles, California 90071-20007
                                           Attention:  Thomas C. Sadler, Esq.
                                           Facsimile No. 213-891-8763

         If to the Shareholders,           c/o Mr. Ivan S. Novick
         to:                               Suite 250
                                           450 East Devon Street
                                           Itasca, Illinois 60143-1266
                                           Facsimile No. 708-773-0171

         with a copy to:                   Jenner & Block
                                           One IBM Plaza
                                           Chicago, Illinois 60611
                                           Attention:  Bruce G. Wilson, Esq.
                                           Facsimile No. 312-527-0484

The address designated by any party hereto for the delivery of notices may be changed from time to time by written notice delivered in a like manner. Notice given by mail as set forth above shall be deemed delivered on the date the same is postmarked, and notices delivered personally or by facsimile shall be deemed delivered at the time of receipt thereof at the address or the facsimile number set forth above.

                 12.3 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Agreement shall not create any rights in any person other than the parties hereto and their respective successors and assigns.

                 12.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

                 12.5 GOVERNING LAW AND VENUE. The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of Illinois without regard to its conflict of laws rules.
Any action concerning the validity, construction or enforceability of this Agreement shall be brought before a court of competent jurisdiction in Cook County, Illinois.

                 12.6 SUCCESSORS AND ASSIGNS. Neither this Agreement, nor any of the rights, duties or obligations hereunder, may be assigned by operation of law or otherwise by the parties hereto without the prior written consent of all other parties hereto; provided, however, that (i) all of the rights, duties and obligations of the parties hereto shall survive the Mergers; and (ii) Holdings and the Consolidated Group may assign this Agreement and their rights hereunder to the agent bank pursuant to the Collateral Documents (as defined in that certain credit Agreement dated as of March 22, 1995 among Dominick's Supermarkets, Inc. and the other parties thereto and the lenders identified therein).

                 12.7 WAIVER OF PROVISIONS. The terms, covenants, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provision hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant or warranty of this Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

DOMINICK'S SUPERMARKETS, INC., a Delaware                   DODI, L.L.C., an Illinois limited liability
Corporation                                                 company


By   /s/ Ronald W. Burkle                                   By  /s/ James S. DiMatteo
  -------------------------------------------------           -------------------------------------------------
         Ronald W. Burkle, President                                James S. DiMatteo, Manager


DFF ACQUISITION STUB TWO, INC., a Delaware                  DODI FAMILY L.L.C., an Illinois limited liability
corporation                                                 company


By   /s/ Ronald W. Burkle                                   By  /s/ James S. DiMatteo
  -------------------------------------------------           -------------------------------------------------
         Ronald W. Burkle, President                                James S. DiMatteo, Manager


DFF ACQUISITION SUB, INC., a Delaware corporation           DODI DEVELOPMENTS, L.L.C., an Illinois limited
                                                            liability company

By     /s/ Ronald W. Burkle
  -------------------------------------------------
           Ronald W. Burkle, President                      By  /s/ James S. DiMatteo
                                                               -------------------------------------------------
                                                                    James S. DiMatteo, Manager





                      (signatures continued on next page)

                   (signatures continued from previous page)

DODI, INC.                                                  DODI DEVELOPMENTS, INC., a Delaware corporation
a Delaware corporation

                                                            By  /s/ James S. DiMatteo
                                                              -------------------------------------------------
By  /s/ James S. DiMatteo                                           James S. DiMatteo, Manager
  -------------------------------------------------
         James S. DiMatteo, Manager

                                                            DOMINICK'S FINER FOODS, INC., a Delaware
DODI PROPERTIES, INC., a Delaware corporation               corporation


By   /s/ James S. DiMatteo                                  By  /s/ James S. DiMatteo
  -------------------------------------------------           -------------------------------------------------
         James S. DiMatteo, Manager                                 James S. DiMatteo, Manager


DOMINICK'S FINER FOODS, INC. OF ILLINOIS, an                DODI HAZELCREST, INC., a Delaware corporation
Illinois corporation

                                                            By  /s/ James S. DiMatteo
                                                              -------------------------------------------------
By   /s/ James S. DiMatteo                                          James S. DiMatteo, Manager
  -------------------------------------------------
         James S. DiMatteo, Manager

                                                            JERRY'S DEEP DISCOUNT CENTERS, INC., an Illinois
KOHL'S OF BLOOMINGDALE, INC., an Illinois                   corporation
corporation

                                                            By  /s/ James S. DiMatteo
                                                              -------------------------------------------------
By   /s/ James S. DiMatteo                                          James S. DiMatteo, Manager
  -------------------------------------------------
         James S. DiMatteo, Manager


SAVE-IT DISCOUNT FOODS CORPORATION, an Illinois corporation


By   /s/ James S. DiMatteo
  -------------------------------------------------
         James S. DiMatteo, Manager
